Exhibit 99


                        Form 4 Joint Filer Information



Additional Reporting Person:         Novartis Pharma AG

Address:                             Lichstrasse 35
                                     CH-4002, Basel
                                     Switzerland

Designated Filer:                    Novartis AG

Issuer and Ticker Symbol:            Idenix Pharmaceuticals, Inc.  (IDIX)

Date of Event Requiring Statement:   June 6, 2006

                                     Novartis Pharma AG


                                     By: Joseph E. Mamie           June 7, 2006
                                         -----------------------   ------------
                                         Name: Joseph E. Mamie         Date
                                         Title: Head Operational
                                                Treasury

                                     By: Adam McArthur             June 8, 2006
                                         -----------------------   ------------
                                         Name: Adam McArthur           Date
                                         Title: Legal Counsel